Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Performance Plus Municipal Fund, Inc.
33-30997, 811-05809

The annual meeting of shareholders was held on July 27, 2010 and subsequently adjourned to September 9, 2010.
At this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new
Fundamental Investment Policies.

Voting results are as follows:

<c>Common and Preferred
shares voting
together as a
class
<c>  Preferred shares voting
together as a class
To approve the elimination of the Funds
fundamental policy relating to investments
 in municipal securities and below
investment grade securities.


   For
           28,384,032
                    1,716
   Against
             1,588,179
                    1,176
   Abstain
                830,467
                         17
   Broker Non-Votes
             7,606,326
                    4,947
      Total
           38,409,004
                    7,856



To approve the new fundamental policy
relating to investments in municipal
securities for the Fund.


   For


   Against
           28,527,693
                    1,720
   Abstain
             1,370,126
                    1,160
   Broker Non-Votes
                904,859
                         29
      Total
             7,606,326
                    4,947

           38,409,004
                    7,856
To approve the elimination of the
fundamental policy relating to investing in
 other investment companies.


   For


   Against
           28,255,942
                    1,711
   Abstain
             1,571,658
                    1,169
   Broker Non-Votes
                975,078
                         29
      Total
             7,606,326
                    4,947

           38,409,004
                    7,856
To approve the elimination of the
fundamental policy relating to derivatives
 and short sales.


   For


   Against
           28,143,153
                    1,711
   Abstain
             1,729,919
                    1,177
   Broker Non-Votes
                929,606
                         21
      Total
             7,606,326
                    4,947

           38,409,004
                    7,856
To approve the elimination of the
fundamental policy relating to
commodities.


   For


   Against
           28,151,297
                    1,711
   Abstain
             1,686,090
                    1,166
   Broker Non-Votes
                965,291
                         32
      Total
             7,606,326
                    4,947

           38,409,004
                    7,856
To approve the new fundamental policy
relating to commodities.


   For


   Against
           28,177,145
                    1,714
   Abstain
             1,632,444
                    1,163
   Broker Non-Votes
                993,089
                         32
      Total
             7,606,326
                    4,947

Proxy materials are herein incorporated by reference to the SEC filing on June 18, 2010, under Conformed Submission Type DEF 14A, accession number 0000950123-10-059213.